                         HEALTHCARE SERVICES GROUP, INC.
               REPORTS RESULTS FOR THE THREE MONTHS AND YEAR ENDED
                                DECEMBER 31, 2004

o Quarterly net income up 45% over 2003 quarter on 12% increase in revenues

o Annual net income up 35% on a 17% increase in revenues

o Quarterly cash dividend raised 13% over 2004 third quarter payment and 80% over 2003 fourth quarter payment

Bensalem, PA - February 15, 2005, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended December 31, 2004 increased 12% to $113,133,000 compared to $101,503,000 for the same 2003 period. Net income for the three months ended December 31, 2004 increased 45% to $4,127,000 or $.24 per basic and $.22 per diluted common share, compared to 2003 fourth quarter net income of $2,850,000 or $.17 per basic and $.16 per diluted common share, representing increases of 41% and 38%, respectively, in basic and diluted earnings per common share.

         The Company also reported that revenues for the year ended December 31, 2004 increased by 17% to $442,568,000 compared to $379,718,000 for the same 2003 period. Net income increased over 35% for year ended December 31, 2004 to $14,699,000 or $.84 per basic and $.80 per diluted common share compared to the year ended December 31, 2003 net income of $10,860,000 or $.64 per basic and $.61 per diluted common share, representing increases of 31% in both basic and diluted earnings per common share.

         On January 19, 2005, the Company announced a 2004 fourth quarter cash dividend of $.09 per common share payable on February 11, 2005 to shareholders of record at the close of business January 28, 2005. This dividend represents a 13% increase over the dividend declared for the third quarter and is the seventh consecutive quarterly dividend payment, as well as the sixth consecutive increase since we initiated a quarterly cash dividend in 2003.

2004 Earnings Release                                               Page 2 of 6
February 15, 2005

FORWARD LOOKING STATEMENTS/RISK FACTORS
Certain matters discussed may include forward-looking statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such risks and uncertainties include, but are not limited to, risks arising from the Company providing its services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 20% of revenues in 2004; our claims' experience related to workers' compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and risk factors described in our most recent Form 10-K filed with the Securities and Exchange Commission in Part I thereof under "Government Regulation of Clients", "Competition" and "Service Agreements/Collections". Many of our clients' revenues are highly reliant on Medicare and Medicaid reimbursement funding rates, which have been and continue to be adversely affected by the change in Medicare payments under the 1997 enactment of the Prospective Payment System. That change, and lack of substantive reimbursement funding rate reform legislation, as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection. Others may follow. Any decisions by the government to discontinue or adversely modify legislation related to reimbursement funding rates will have a material adverse affect on our clients. These factors, in addition to delays in payments from clients, have resulted in and could Earnings Release Page 3 of 6 February 15, 2005 continue to result in significant additional bad debts in the near future. Additionally, our operating results would also be adversely affected if unexpected increases in costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to our clients.

2004 Earnings Release                                               Page 3 of 6
February 15, 2005

         In addition, we believe that to further improve our future financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

         Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities. Company Contacts:

/s/ Daniel P. McCartney                    /s/ Thomas Cook
------------------------------------       -------------------------------------
Daniel P. McCartney                        Thomas Cook
Chairman and Chief Executive Officer       President and Chief Operating Officer
215-639-4274                               215-639-4274

2004 Earnings Release                                               Page 4 of 6
February 15, 2005

                         HEALTHCARE SERVICES GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                              December 31, 2004         December 31, 2003
                                                              ------------------        -----------------
Cash and cash equivalents                                      $   74,847,000            $   64,181,000
Accounts receivable, net                                           55,725,000                58,145,000
Other current assets                                               14,699,000                14,443,000
                                                               --------------            --------------
  Total current assets                                            145,271,000               136,769,000

Property and equipment, net                                         4,804,000                 4,612,000
Notes receivable-long term, net                                     5,557,000                 7,904,000
Deferred compensation funding                                       4,062,000                 2,848,000
Other assets                                                        7,270,000                 6,195,000
                                                               --------------            --------------

                                                               $  166,964,000            $  158,328,000
                                                               ==============            ==============




Accrued insurance claims-current                               $    4,169,000            $    2,979,000
Other current liabilities                                          16,090,000                21,717,000
                                                               --------------            --------------
  Total current liabilities                                        20,259,000                24,696,000

Accrued insurance claims-long term                                 10,227,000                 8,937,000
Deferred compensation liability                                     5,018,000                 3,497,000
Stockholders' equity                                              131,460,000               121,198,000
                                                               --------------            --------------

                                                               $  166,964,000            $  158,328,000
                                                               ==============            ==============

2004 Earnings Release                                               Page 5 of 6
February 15, 2005

                         HEALTHCARE SERVICES GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                      For the Three Months Ended
                                                                             December 31,
                                                                        2004                2003
                                                                  ---------------      --------------
Revenues                                                          $   113,133,000      $  101,503,000
Operating costs and expenses:
   Cost of services provided                                           99,287,000          89,935,000
   Selling, general and administrative                                  7,780,000           7,759,000
Other income:
    Interest income                                                       588,000             692,000
                                                                  ---------------      --------------
Income before income taxes                                              6,654,000           4,501,000
Income taxes                                                            2,527,000           1,651,000
                                                                  ---------------      --------------
Net income                                                        $     4,127,000      $    2,850,000
                                                                  ===============      ==============

Basic earnings per common share                                   $           .24      $          .17
                                                                  ===============      ==============

Diluted earnings per common share                                 $           .22      $          .16
                                                                  ===============      ==============

Cash dividends per common share                                   $           .08      $          .05
                                                                  ===============      ==============

Basic weighted average number of
     common shares outstanding                                         17,560,000          17,258,000
                                                                  ===============      ==============

Diluted weighted average number of
     common shares outstanding                                         18,505,000          18,168,000
                                                                  ===============      ==============

2004 Earnings Release                                               Page 6 of 6
February 15, 2005


                         HEALTHCARE SERVICES GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                       For the Year Ended
                                                                           December 31,
                                                                    2004                    2003
                                                               --------------          --------------
Revenues                                                       $  442,568,000          $  379,718,000
Operating costs and expenses:
   Cost of services provided                                      388,719,000             334,609,000
   Selling, general and administrative                             31,523,000              29,045,000
Other income:
    Interest income                                                 1,380,000               1,451,000
                                                               --------------          --------------
Income before income taxes                                         23,706,000              17,515,000
Income taxes                                                        9,007,000               6,655,000
                                                               --------------          --------------
Net income                                                     $   14,699,000          $   10,860,000
                                                               ==============          ==============

Basic earnings per common share                                $          .84          $          .64
                                                               ==============          ==============

Diluted earnings per common share                              $          .80          $          .61
                                                               ==============          ==============

Cash dividends per common share                                $          .26          $          .09
                                                               ==============          ==============

Weighted average number of common
     shares outstanding for basic EPS                              17,481,000              17,049,000
                                                               ==============          ==============

Weighted average number of common
     shares outstanding for diluted EPS                            18,440,000              17,788,000
                                                               ==============          ==============
